UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2016

Zenosense, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54936	26-3257291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Avda Cortes Valencianas 58, Planta 5 46015 Valencia, Spain	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 34 960454202

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On April 20, 2016, Zenosense, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with an accredited investor (the “Investor”).  The transaction closed on April 26, 2016 (the “Closing”). Pursuant to the Agreement and upon the Closing, the Company issued a convertible note (the “Note”) in a principal amount of $40,000.00 to the Investor.  The Note bears a 5% interest per annum and is due on April 19, 2018.  The Note may be prepaid at any time beginning at the date of the Note was issued (the “Issue Date”) and ending 90 days after the Issue Date.

Starting from September 20, 2016, the Note can be convertible into shares of common stock of the Company (“Common Stock”), at the discretion of the holder, at a price of $0.001 per share (the “Conversion”).  The Company has reserved 40,000,000 shares of Common Stock issuable upon the Conversion.  The Note has a blocker provision that limits the amount issued at any time to 4.99% percent of the outstanding shares of Common Stock.

The Agreement and the Note contain standard anti-dilution provisions and other customary representations, warranties and covenants by, among and for the benefit of the parties.  Additionally, the Agreement provides the Investor the right of first refusal in any future equity financing and the Note imposes restrictions on the Company’s ability to make distributions to its shareholder, repurchase shares of Common Stock, incur certain liabilities or sell assets.  Notwithstanding the foregoing, the Company is permitted to raise additional capital relating to the Development and Exclusive License Agreement, effective December 4, 2013, as amended.  The Note also includes customary event of default provisions and impose penalties on the Company in certain default events.

The securities issued and to be issued under the Note are not and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. The securities will bear an appropriate restrictive legend. The securities were issued in reliance upon the exemption from registration provided by Section 4(2) of Regulation D of the Securities Act to a sophisticated, non-United States based, accredited investor.

Item 2.03    Creation of Direct Financial Obligation or an Obligation under an

The disclosure set forth under Item 1.01 of this Report is incorporated by reference into this item.

Item 3.02.   Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENOSENSE, INC.
Date: May 3, 2016	By:	/s/Carlos Jose Gil
Carlos Jose Gil, President and Chief Executive Officer